SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2003

PACIFICARE HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21949	95-4591529

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

5995 Plaza Drive, Cypress, California 90630-5028
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 952-1121

ITEM 5. OTHER EVENTS.
ITEM 7. EXHIBITS.
SIGNATURE
EXHIBIT 99.1

ITEM 5. OTHER EVENTS.

     On December 19, 2003, PacifiCare Health Systems, Inc. (the “Company”) issued a press release announcing that its Board of Directors had approved a 2-for-1 split of the Company’s common stock. The split will be accomplished in the form of a stock dividend of one additional share of the Company’s common stock for each share held. The additional shares of stock will be distributed on January 20, 2004 to stockholders of record on January 7, 2004. Additionally, stock options and deferred stock units as well as the conversion rate for the Company’s 3% convertible subordinated debentures due in 2032 that are outstanding on the record date will be appropriately adjusted to reflect the stock dividend. A copy of the press release is attached as Exhibit 99.1 to this current report and incorporated herein by reference.

ITEM 7. EXHIBITS.

99.1	Press Release issued by the Company on December 19, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.

Dated: December 23, 2003	By:	/s/ Peter A. Reynolds

Peter A. Reynolds Senior Vice President and Corporate Controller (Principal Accounting Officer)